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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) November 22, 2000
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                          VERITAS SOFTWARE CORPORATION

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             (Exact name of registrant as specified in its charter)


           Delaware                     000-26247                77-0507675
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(State or other jurisdiction          (Commission            (I.R.S. Employer
            of incorporation)         File Number)           Identification No.)


                              1600 Plymouth Street
                         Mountain View, California 94043
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           (Address of principal executive offices including Zip Code)


       Registrant's telephone number, including area code: (650) 335-8000

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Item 5: Other Events

     This Current Report on Form 8-K is being filed by VERITAS Software Corporation ("VERITAS") in connection with the consummation of a multi-party transaction on November 22, 2000. The transaction involved primarily VERITAS, VERITAS Software Technology Corporation, formerly known as Seagate Technology, Inc. ("Seagate"), Suez Acquisition Company (Cayman) Limited ("SAC"), a company formed by a group of private equity firms led by Silver Lake Partners.

     The transaction consisted primarily of (1) the sale of Seagate's operating property and assets to SAC (the "Stock Purchase") pursuant to that certain Stock Purchase Agreement dated as of March 29, 2000, as amended (as so amended, the "Stock Purchase Agreement"), by and among SAC, Seagate and Seagate Software Holdings, Inc., a wholly owned subsidiary of Seagate ("Seagate Software"), and
(2) the merger of Victory Merger Sub, Inc., a wholly owned subsidiary of VERITAS ("Merger Sub") with and into Seagate (the "Merger") pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of March 29, 2000, as amended (as so amended, the "Merger Agreement"), by and among VERITAS, Merger Sub and Seagate. The Stock Purchase was consummated and the Merger became effective on November 22, 2000.

     Under the terms of the Stock Purchase Agreement, Seagate sold all of its property and assets and the property and assets of its consolidated subsidiaries, other than certain designated assets, to SAC in exchange for $2.050 billion in cash, less the value of Seagate equity securities held by members of Seagate's senior management team which were converted into equity securities of SAC and were not entitled to receive any consideration in the Merger. The designated Seagate assets that were not sold consist of (1) the capital stock of Seagate Software, (2) Seagate's investments in VERITAS and Gadzoox Networks, Inc., (3) Seagate's cash in excess of approximately $765 million and an additional amount of cash necessary to satisfy Seagate's tax liabilities, to satisfy its withholding obligations arising upon the acceleration of Seagate options that occurred at the effective time of the Merger, and to redeem its existing indebtedness that was acquired by SAC in the Stock Purchase, and (4) the right to receive certain tax refunds received and credits utilized by VERITAS that are attributable to Seagate for all periods prior to the effective time of the Merger.

     Under the terms of the Merger Agreement, immediately following the consummation of the Stock Purchase, Merger Sub merged with and into Seagate, and each outstanding share of Seagate common stock (other than certain shares that were cancelled) was converted into the right to receive a proportionate share of the merger consideration, which consisted of (1) 109,330,300 shares of VERITAS common stock, (2) an additional 67,336 shares of VERITAS common stock, based on a negotiated discount to the market value of Seagate's investment in Gadzoox Networks, Inc., shortly before the effective time of the Merger, (3) an amount of cash equal to Seagate's cash at the effective time of the Merger, which includes the net proceeds received and retained by Seagate in connection with the Stock Purchase, and (4) the right to receive the value of certain tax refunds received and credits utilized by VERITAS that are attributable to Seagate for all periods prior to the effective time of the Merger. Under the Merger Agreement, VERITAS had the right to elect to reduce the cash portion of the merger consideration up to a maximum of $500 million and to issue additional shares of VERITAS common stock in place of this cash. VERITAS determined prior to the effective time of the Merger not to make this election. The approximately
3.3 million shares of Lernout & Hauspie Speech Products N.V. ("L&H Shares") held by Seagate at the time of the Merger, which VERITAS had the right under the Merger Agreement to purchase at a negotiated discount, were not so purchased by VERITAS and will instead be transferred to the trust created pursuant to that certain Trust Agreement dated as of November 22, 2000 by and among VERITAS as sponsor and Gary B. Filler and Lawrence Perlman as Trustees, and at the trustees' direction, either be distributed to the former Seagate stockholders or sold and the net proceeds thereof distributed.

     As a result of the Merger and excluding the value of the tax refunds and the L&H Shares referenced above, the former Seagate stockholders received the right to receive approximately 0.4465 shares of VERITAS common stock and approximately $8.5484 in cash per share of Seagate common stock.

     Also as a result of the Merger, Seagate became a wholly owned subsidiary of VERITAS and was renamed VERITAS Software Technology Corporation, VERITAS indirectly acquired all of the designated assets described above that were not purchased in connection with the Stock Purchase, and VERITAS' total number of shares of common stock outstanding decreased by approximately 18.7 million shares.

     The Merger has no impact on VERITAS' income statement, besides the impact of the decrease of approximately 18.7 million of shares of common stock on VERITAS' earnings per share.

     The net impacts of the Merger on VERITAS' balance sheet are described below.

     On VERITAS' assets:

          o    Tax indemnification receivable of $70 million;

          o Restricted cash that may be payable to former Seagate stockholders of $150 million; and

          o Other assets of $8 million for VERITAS' ownership in Gadzoox Networks, Inc. and the related deferred tax asset.

     On VERITAS' liabilities:

          o Additional accounts payable of $40 million for transaction related charges;

          o    Accrued tax liabilities of $135 million; and

          o Additional liabilities of $150 million for the restricted cash that may be payable to former Seagate stockholders.

     On VERITAS' stockholders' equity:

          o A reduction of $97 million as a result of the net impacts on VERITAS' assets and liabilities.

     This Current Report on Form 8-K may include estimates and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including the risks and uncertainties described in the joint proxy statement/prospectus regarding the business transaction referenced in the foregoing information, and the risk that some or all of the conditions needed to trigger the right to receive value for the tax refunds and credits referenced above and the right to receive value for the L&H Shares will not occur, which could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the "Factors That May Affect Future Results" section of VERITAS Software's most recent report on Form 10-Q on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 7, 2000

                                    VERITAS SOFTWARE CORPORATION



                                    By: /s/ Jay A. Jones
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                                        Jay A. Jones
                                        Senior Vice President,
                                        Chief Administrative Officer & Secretary